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                                                                   Exhibit 10.14

                          MEDVEST HOLDINGS CORPORATION

                             2002 STOCK OPTION PLAN

     MedVest Holdings Corporation hereby adopts a stock option plan for the benefit of certain persons and subject to the terms and provisions set forth below.

     1. DEFINITIONS. The following terms shall have the meanings set forth below whenever used in this instrument:

     (a)  "Act" shall mean the Securities Exchange Act of 1934, as amended.

     (b)  "Board" shall mean the Board of Directors of the Company.

     (c)  "Change in Control" shall mean:

          (i) Any "person," including a "group" [as used in Act Sections 13(d) and 14(d)(2) but excluding the Company, any of its Subsidiaries or any "person" who immediately before the Effective date in Section 2 is a "beneficial owner," as defined in Rule 13(d)(3) of the Act] becomes the "beneficial owner" [as defined in Section 13(d)(3) under the Act), directly or indirectly, of securities of the Company representing more than 50 percent of the combined voting power of the Company's then outstanding securities. However, a Change in Control under this section will be determined without regard to:

                  (I) Any acquisition by or through an employee benefit plan maintained by the Company or any Subsidiary;

                  (II) Any acquisition through a stock option plan (including this Plan) maintained by the Company or any Subsidiary;

                  (III) Any acquisition through inheritance, gift, bequest or by operation of law on the death of an individual or by distribution from a trust in existence on the Effective date in Section 2; or

                  (IV) The redemption of Shares by the Company or the acquisition of Shares by any Subsidiary;

          (ii)    The Company's shareholders approve a definitive agreement:

                  (I) To merge or consolidate the Company with or into another corporation in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of Shares immediately before the merger have the same

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                         proportionate ownership of shares of the surviving
                         corporation immediately after the merger as immediately before; or

                  (II) To sell or otherwise dispose of all or substantially all of the Company's assets.

          (iii) There is a change in a majority of the Board within a 12-month period; provided, however, that any new director whose nomination for election by the Company's shareholders was approved, or who was appointed or elected to the Board by, the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period will not be counted when determining if there has been a change in the majority of the Board.

          Notwithstanding the foregoing, a "Change in Control" shall not include any transaction or shareholder approval of any transaction involving the sale of all or substantially all of the assets of the Company to, or the merger of or consolidation of the Company with either of RoundTable Partners or One Equity Partners or any entity for which RoundTable or One Equity has provided equity capital (the "V.C. Business Opportunity") or the acquisition of all or substantially all of the assets of the V.C. Business Opportunity in a transaction that does not satisfy the provisions of subparagraph (i) above.

     (d) "Code" shall mean the United States Internal Revenue Code of 1986, as amended, and any lawful regulations and pronouncements issued thereunder or provisions of successor United States revenue laws.

     (e) "Committee" shall mean the Board, or, if so determined by the Board, shall be a committee comprised of not less than three (3) directors, one of whom shall be the Chairman of the Board, and which shall also constitute a "compensation committee" within the meaning of Treas. Reg. Section 1.162-27(c)(4). In the event requirements of the Act or the Code or any rules, regulations or other rulings or directives promulgated thereunder require non-employee directors, the Committee shall be comprised of at least three (3) persons, none of whom (1) is an employee of the Company or any Subsidiary as defined in Act Section 16 or (2) is receiving remuneration in any capacity other than as a director, except as permitted under Treas. Reg. Section 1.162-27(e)(3) and any rulings issued under that regulation.

     (f) "Common Stock" shall mean common shares, without par value, of the Company.

     (g) "Company" shall mean MedVest Holdings Corporation, an Ohio corporation, and any successor thereto which shall maintain this Plan.

     (h) "Constructive Termination" shall mean a voluntary termination by an Optionee who is an Employee following:

          (i) a permanent reduction in the Employee's title, duties, responsibilities or status, as compared to either (I) his title, duties responsibilities or status

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                  before a Change in Control; or (II) any enhanced or increased title, duties, responsibilities or status occurring after the Change in Control;

          (ii) the permanent assignment to the Employee of duties inconsistent with (I) the Employee's office on the date of the Change in Control; (II) any enhanced or increased duties occurring after the Change in Control; or (III) any more senior office to which he or she is promoted after the Change in Control;

          (iii) a 15 percent (or larger) reduction of the annualized base salary rate or total annualized salary rate (including bonuses, employee benefits and fringe benefits) the Employee was receiving from the Company and Subsidiaries immediately before the Change in Control or any increased annualized base salary rate or total annualized salary rate he or she receives from the Company and Subsidiaries after the Change in Control; or

          (iv) a requirement that the Employee relocate his or her principal office or worksite (or the indefinite assignment of the Employee) to a location more than 50 miles distant from (I) the principal office or worksite to which he or she was permanently assigned immediately before the Change in Control; or (II) any location to which the Employee is permanently assigned, with his or her consent, after the Change in Control.

          Any comparison of an Employee's duties, responsibilities or status under this section will be based on those that are permanently assigned to the Employee and not on temporarily assigned duties, responsibilities or status.

     (i) "Disability" shall mean the Optionee's inability to perform his or her normal duties for a period of at least 6 months due to a physical or mental infirmity.

     (j) "Eligible Director" shall mean, on any date, a person who: (I) its an elected member of the Board (or has been appointed to the Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by shareholders, and (Il) also is not an Employee.

     (k)  "Employee" shall mean any individual who is:

          (i) A common law employee of the Company or of any of its Subsidiaries; or

          (ii)    A "leased employee" who is:

                  (I) treated as a common law employee of the Company or any Subsidiary; and

                  (II) performs services for the Company or any Subsidiary under the terms of an agreement between the Company or a Subsidiary and an independent entity ("Lessor") under which:

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                         (A)  The Lessor is obliged to remit payroll taxes on
                              the compensation paid to the leased employee by the Company or a Subsidiary;

                         (B) The Company has the exclusive right to grant stock options to the leased employee with respect to the services performed for the Company or any Subsidiary;

                         (C) The Company or Subsidiary may hire, fire and control the activities of the leased employee (whether for not in conjunction with the Lessor);

                         (D) The Company or Subsidiary' has the exclusive right to establish the economic value of the services performed by the leased employee (including wages and the number of Options and value of stock compensation to be granted);

                         (E) The leased employee may participate, on the same basis as other Employees, in all employee benefit plans maintained by the Company for Employees; and

                         (F) The Company or Subsidiary agrees to remit to the Lessor funds equal to the full compensation (including applicable payroll taxes), payable to the leased employee on or before a date specified in the agreement.

     (l) "Fair Market Value" shall mean, on any date, fair market value determined by the Committee in good faith, in accordance with the provisions of Section 12 hereof and applied consistently to all Optionees. Notwithstanding the foregoing, if the Shares are listed on the New York Stock Exchange or on another recognized market or quotation system on which the trading prices of the Shares are quoted ("Exchange"), their Fair Market Value will be the closing price of the Shares as reported on the Exchange on the date Fair Market Value is being established or, if there are no Share transactions on that date, the closing price on the most recent preceding date on which Share transactions were reported.

     (m) "Option" shall mean a right granted under, and in accordance with, the terms of this Plan to purchase Common Stock at a stated price for a specified period of time. For purposes of this Plan, "Options" shall mean non-qualified stock options that are not intended to meet the requirements of Code Section 422.

     (n) "Optionee" shall mean an Employee or Eligible Director who is granted an Option. Where the context requires, the term "Optionee" shall include the beneficiary of an Employee or Eligible Director who has been granted an Option.

     (o) "Option Agreement" shall mean an agreement entered into between the Company anti an Optionee through which the Optionee agrees to the terms and conditions of and affecting Options.

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     (p)  "Plan" shall mean the MedVest Holdings Corporation 2002 Stock Option
          Plan, as originally adopted and as it may be amended thereafter.

     (q)  "Shares" shall mean shares of Common Stock.

     (r) "Subsidiary" shall mean any domestic or foreign corporation, if at least 50% of the total combined voting power of all classes of stock is owned directly or indirectly by the Company, or any partnership or other unincorporated entity, if at least 50% of the capital or profits interest is owned directly or indirectly by the Company.

     2. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective on May 1, 2002, subject to approval by holders of a majority of the outstanding shares of voting capital stock of the Company entitled to vote thereon represented in person or by proxy at a meeting of shareholders. In the event that such shareholder approval has not occurred on or before December 31, 2002, the Plan and any Options granted hereunder shall be null and void. If, however, the Plan is so approved, subject to the provisions of Section 8, no further shareholder approval shall be required with respect to the granting of any Options pursuant to the Plan.

     3. ADMINISTRATION OF THE PLAN. This Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorums, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all Committee members, shall be acts of the Committee. Subject to the terms and conditions of the Plan, the Committee shall have sole and absolute discretion to:

     (a) select the Employees and Eligible Directors to whom Options will be granted;

     (b)  determine the number of Shares subject to any Option;

     (c)  determine the time or times when Options will be granted;

     (d) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder including, but not limited to, the option price of the Shares subject to an Option, the time or times when an Option may be exercised and the duration of the exercise period, and the form of consideration to paid in satisfaction of the option price, based in each case on such factors as the Committee shall determine, in it sole and absolute discretion;

     (e) prescribe and approve the form of the Option Agreements governing the Options which are granted under the Plan;

     (f) adopt, amend and rescind such rules and regulations as, in the Committee's sole and absolute discretion, may be advisable in the administration of the Plan; and

     (g) construe and interpret the Plan, the rules, regulations, Option Agreements and other instruments evidencing and governing Options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan.

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     Any  decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the Plan and of its rules and regulations shall, to the extent permitted by law, be conclusive and binding upon all Optionees and other persons for all purposes. Neither the Committee nor any of its members shall be liable for any act taken by the Committee or any Committee member pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

     4. PERSONS ELIGIBLE FOR OPTIONS. Subject to the terms of this Plan, Options may be granted from time to time in the discretion of the Committee to such Employees and Eligible Directors as are designated by the Committee. The Committee may grant more than one Option to the same Employee or Eligible Director. Options granted to different Optionees need not have the same terms and conditions. No Option will be awarded unless and until the prospective Optionee executes an Option Agreement in such form as the Committee may require.

     5. SHARES SUBJECT TO THE PLAN. Subject to the provisions this Section, the aggregate number of Shares for which Options may be granted under the Plan shall be two million (2,000,000). Either treasury or authorized and unissued Shares, or both, in such amounts, within the maximum limits of the Plan, as the Committee shall from time to time determine, may be so issued. All Shares which are the subject of any lapsed, expired or terminated Options shall be available for reoffering under the Plan. If an Option granted under this Plan is exercised pursuant to the terms and conditions determined by the Committee under Subsection 7(d), any Shares which are the subject thereof shall not thereafter be available for reoffering under the Plan and shall count against the maximum number of Shares that may be granted under the Plan.

     In the event that subsequent to the date of effectiveness of the Plan, the outstanding Shares are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, spin-off, split-off, split-up or other such change (including, without limitation, any transaction described in Section 424(a) of the Code) or a special dividend or other distribution to the Company's shareholders, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, then (i) there shall automatically be substituted for each Share subject to a then-outstanding and unexercised Option granted under the Plan and each Share available for additional grants of Options under the Plan the number and kind of shares of stock or other securities into which each outstanding Share shall be exchanged,
(ii) the option price per Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the Option shall remain the same as immediately prior to such event, and (iii) the Committee shall make such other adjustments to the securities subject to Options, the provisions of the Plan, and Option Agreements as may be appropriate or equitable, in order to prevent dilution or enlargement of Option rights and in accordance with the provisions of Section 424(a) of the Code to the extent applicable, and any such adjustment shall be final, binding and conclusive as to each Optionee. Any such adjustment may, in the sole and absolute discretion of the Committee, provide for the elimination of fractional shares.

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     6.   OPTION PROVISIONS.

     (a) OPTION PRICE. The option price per Share under the Plan shall be determined by the Committee at the time of grant. The date on which the Committee approves the granting of an Option shall be deemed, for all purposes, to be the date on which the Option is granted.

     (b) PERIOD OF OPTION. The Committee shall determine when each Option is to expire; provided that no Option shall be exercisable after ten (10) years have elapsed from the date upon which the Option is granted. Each Option shall be subject to earlier termination as provided in this Section.

     (c) LIMITATION ON EXERCISE AND TRANSFER OF OPTION. Except as otherwise provided herein with respect to an Optionee's death, only the Optionee may exercise an Option; provided that a guardian or other legal representative who has been duly appointed for such Optionee may exercise an Option on behalf of the Optionee. No Option granted hereunder shall be transferable other than by the Last Will and Testament of the Optionee or, if the Optionee dies intestate, by applicable laws of descent and distribution. No Option granted hereunder may be sold, alienated, pledged or hypothecated or be subject to execution, attachment or similar process.

     (d) CONDITIONS GOVERNING EXERCISE OF OPTION. The Committee may, in its sole and absolute discretion, either require that, prior to the exercise of any Option granted hereunder, the Optionee shall have been an employee of the Company or a Subsidiary for a specified period of time after the date such Option was granted, or make any Option granted hereunder immediately exercisable. Each Option shall be subject to such additional restrictions or conditions with respect to the right to exercise and the time and method of exercise as shall be prescribed by the Committee. Upon satisfaction of any such conditions, the Option may be exercised in whole or in part at any time during the Option period, but this right of exercise shall be limited to whole Shares, unless the Committee shall otherwise provide. Options shall be deemed exercised by the Optionee when (i) written notice of the exercise of the Option and the number of Shares with respect to which the Option is being exercised has been given by a person entitled to exercise the Option to the Secretary of the Company at its principal office, (ii) full payment for the Shares with respect to which the Option is exercised has been received by the Company, which shall consist of any consideration and method of payment permitted by the Committee, and (iii) appropriate arrangements with the Company with respect to income tax withholding, as required, have been made, which arrangements may include, in lieu of other withholding arrangements,
          (I) the Company withholding from issuance to the Optionee such number of Shares otherwise issuable upon exercise of the Option as the Company and the Optionee may agree, or (II) with the consent of the Committee, the Optionee's delivery to the Company of Shares having a Fair Market Value on the date the Option is exercised equal to that portion of the withholding obligation for which payment in cash is not made. Such notice shall be deemed delivered when deposited in the mail.

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     (e)  WAIVER BY COMMITTEE OF CONDITIONS GOVERNING EXERCISE OF OPTION. The
          Committee may, in its sole and absolute discretion, waive any restrictions or conditions set forth in an Option Agreement concerning an Optionee's right to exercise any Option and/or the time and method of exercise.

     (f)  CHANGE IN CONTROL.

          (i) Notwithstanding anything in subsections (a) through (e) to the contrary, in the event of a Change in Control, all then outstanding and exercisable Options shall become fully vested and each Option shall be cancelled as of the date of the Change of Control in exchange for a payment in cash (or its equivalent) equal to the difference between (I) the Shares' Fair Market Value (disregarding the effect of the provisions of Sections 7 and 8(c)); and (II) the Options' exercise price.

          (ii) Subject to Section 7(b), no vesting, acceleration, cancellation, cashout or other payment under Section 6(f)(i) will occur with respect to any Option or class of Options if.

                  (I) the Committee reasonably determines in good faith before the Change in Control that Options will be honored or assumed by the new controlling entity or person; and that new rights will be substituted ("Alternative Option") by the new controlling person or entity immediately after the Change in Control; and

                  (II)   The Alternative Option:

                         (A) is based on stock which is, or within 60 days after the Change in Control will be, traded on an established securities market;

                         (B) provides each affected Optionee with rights and entitlements substantially equivalent to or better than the rights, terms and conditions of the affected Options, including an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

                         (C) has substantially the same economic value as the affected Options (determined at the time of the Change in Control); and

                         (D) provides that, if the Optionee's relationship with the Company and all Subsidiaries is completely severed involuntarily (or, if the Optionee is an employee of the Company or a Subsidiary, the Optionee is Constructively Terminated) within 24 months after the Change in Control, any conditions on an Optionee's rights under, or any

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                              restrictions on transfer or exercisability
                              applicable to the Alternative Option, will be waived or lapse.

          (iii) Any Option that was granted within 6 months before a Change in Control and which is held by a person subject to the reporting requirements of Section 16(a) of the Act may be cashed out under subsection (f)(i) only if the Company's counsel concludes that such cash out will not subject the Optionee to liability under Section 16(b) of the Act.

          The manner of application and interpretation of the foregoing provisions, as well as the determination as to whether a Change in Control has occurred, shall be determined by the Committee in its sole and absolute discretion.

     7.   ADDITIONAL CONDITIONS IMPOSED UPON OPTIONS.

     (a)  RIGHT OF FIRST REFUSAL.

          (i) Unless the Committee specifies otherwise in an Option Agreement, all Options must reserve to the Company a right of first refusal to repurchase any Shares acquired by an Optionee or beneficiary through the exercise of Options.

          (ii) This right of first refusal will survive the Optionee's employment, directorship or other relationship with the Company and its Subsidiaries.

          (iii) An Optionee or beneficiary must notify the Company, in writing, of any intent to sell Shares acquired through the exercise of Options. To be effective, this notice must specify the number of Shares to be sold, the intended purchaser, the proposed date of the sale and the proposed purchase price. The Company will then have 30 days from the date it receives the completed notice to exercise its right to purchase from the Optionee or beneficiary any or all of the Shares described in the notice at the Shares' then-current Fair Market Value. If the Company elects not to purchase the Shares (or does not respond to the Optionee or beneficiary within such 30 day period), the right of first refusal will lapse and the Optionee or beneficiary may sell the Shares, but only under the terms specified and to the person described in the notice given to the Committee under this subsection.

          (iv) If the identity of the proposed purchaser or any of the terms in the notice described in Section 7(a)(iii) change, the Optionee or beneficiary must give another written notice to the Company containing the information described in such subsection. The Company will have an additional 30 days to decide whether to exercise its right of first refusal under this section. This procedure must be followed with respect to any additional changes in the identity of the proposed purchaser or the terms of the sale.

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     (b)  BUY OUT OF OPTION GRANTS. At any time after an Option becomes exercisable, the Committee may elect, in its sole discretion and without the consent of the Optionee or beneficiary, to cancel the Option and pay to the Optionee or beneficiary the excess of the Fair Market Value of the stock subject to the canceled Option over the Option exercise price on the date the Committee provides written notice ("Buy Out Notice") of its intention to exercise the right reserved in this subsection. The Company will complete any buy out under this subsection as soon as administratively possible after the date of the Buy Out Notice. At the Committee's election, payment of the buy out amount may be made in cash, in whole Shares, or partly in cash and partly in whole Shares. The number of Shares, if any, included in the buy out amount will be determined by dividing the amount of the payment to be made in Shares by the Fair Market Value of a Share as of the date of the Buy Out Notice.

     8.   TERMINATION OF EMPLOYMENT AND DEATH OF OPTIONEES; REPURCHASE OPTIONS.

     (a) TERMINATION OF EMPLOYMENT. If an Optionee ceases to be an Employee of the Company or its Subsidiaries for any reason, the Optionee may exercise any outstanding Options that are then exercisable in accordance with Section 6 and the Option Agreement for the period specified in the Option Agreement. Such Option shall be subject to the Repurchase Option described in Section) 8(c).

          An Optionee's employment shall not be deemed to have terminated while he or she is on temporary military, sick or other BONA FIDE leave of absence from the Company or a Subsidiary approved in writing by the Company, such as a leave of absence described in Section 1.421-7(h) of the Federal Income Tax Regulations or any lawful successor regulations thereto; provided, however, that the Committee may impose such terms and conditions with respect to such leaves as it deems proper and as are consistent with such regulations.

     (b) DEATH. If any Option is, by the terms of the Option Agreements exercisable following the Optionee's death, then such Option shall be exercisable by the Optionee's beneficiary. Such Option shall be exercisable in accordance with Section 6 and the Option Agreement for the period specified in the Option Agreement. Such Option shall be subject to the Repurchase Option described in Section 8(c).

     (c) REPURCHASE OPTIONS. Unless the Committee specifies otherwise in an Option Agreement, all Options will reserve to the Company a repurchase option exercisable when (i) an Optionee ceases to be an Employee of the Company or its Subsidiaries; (ii) an Optionee ceases to be an Employee of the Company or its Subsidiaries and thereafter exercises any Option; or (iii) a beneficiary of any deceased Optionee exercises any Option after the Optionee's death.

          The price paid for Shares repurchased in accordance with this subsection will be Fair Market Value at the time of the repurchase, payable in cash or its equivalent. The Company will complete any repurchase under this subsection as soon as

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          administratively possible after the date it notifies the former
          Optionee or beneficiary of its intention to exercise its repurchase option under this subsection.

     9. AMENDMENTS TO THE PLAN. The Committee is authorized to interpret the Plan and, from time to time, adopt any rules and regulations for carrying out the Plan that it, may deem advisable. The Committee may amend, modify, suspend or terminate the Plan at any time. In no event, however, without the approval of the Company's shareholders, shall any action of the Committee result in:

     (a) increasing or decreasing, except as provided in Section 5, the maximum number of shares for which Options may be granted; or

     (b) extending either the maximum period during which an Option is exercisable as provided in Section 6(b) or the date on which the Plan shall terminate as provided in Section 13;

except as necessary to conform the Plan and the Option Agreements to changes in the Code or other governing law. No Option may be granted during any suspension of this Plan; or after this Plan has terminated and no amendment, suspension or termination shall, without the Optionee's consent, alter or impair any of the rights or obligations under an Option theretofore granted to such Optionee under this Plan.

     10. INVESTMENT REPRESENTATION, APPROVALS AND LISTING. The Committee may condition its grant of any Option hereunder upon receipt of an investment representation from the Optionee which shall be substantially similar to the following:

          "Optionee agrees that any shares of Common Stock of MedVest Holdings Corporation that Optionee may acquire by virtue of the exercise of this option shall be acquired for investment purposes only and not with a view to, or in connection with, distribution or resale; provided, however, that this restriction shall become inoperative in the event the shares of Common Stock of MedVest Holdings Corporation which are subject to this option shall be registered under the Securities Act of 1933, as amended, or in the event MedVest Holdings Corporation is otherwise satisfied that the offer or sale of the shares of Common Stock of MedVest Holdings Corporation which are subject to this option may lawfully be made without registration under the Securities Act of 1933, as amended, and the Optionee or beneficiary obtains an opinion of legal counsel for the Company to that effect. Any shares shall be subject to the provisions of a shareholders agreement dated as of February 3, 2001, counterparts of which are available for inspection at MedVest Holding Corporation's principal office in the State of Ohio, and any person acquiring any shares hereby agrees and consents to be bound by all of the terms and provisions of such shareholders agreement, all of the provisions of which are incorporated herein and made a part hereof."

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A substantially similar legend (and any other legends required by state or federal law) shall be borne by any Shares issued or awarded hereunder.

The Company shall not be required to issue any certificates for Shares upon the exercise of an Option granted under the Plan prior to (i) obtaining any approval from any governmental agency which the Committee shall, in its sole and absolute discretion, determine to be necessary or advisable, (ii) completion of any registration or other qualification of the Shares under any state or federal law or ruling or regulations of any governmental body or any national securities exchange or quotation system which the Committee shall, in its sole and absolute discretion, determine to be necessary or advisable, or the determination by the Committee, in its sole and absolute discretion, that any registration or other qualification of the Shares is not necessary or advisable and (iii) obtaining an investment representation from the Optionee in the form set forth above or in such other form as the Committee, in its sole and absolute discretion, shall determine to be adequate.

     11.  GENERAL PROVISIONS.

     (a) BENEFICIARY DESIGNATION. Each Optionee may name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in the event of the Optionee's death. Each designation will revoke all earlier designations made by the same Optionee, must be in a form prescribed by the Committee, and will be effective only when filed in writing with the Committee. In the absence of an effective beneficiary designation, the Optionee's beneficiary shall be his or her surviving spouse, if any, or otherwise his or her estate.

     (b) OPTION AGREEMENTS NEED NOT BE IDENTICAL. The form and substance of Option Agreements, whether granted at the same or different times, need not be identical.

     (c) NO RIGHT TO BE EMPLOYED, ETC. Nothing in the Plan or in any Option Agreement shall confer upon any Optionee any right to continue as an employee or leased employee of the Company or a Subsidiary, or to serve as a member of the Board, or to be entitled to receive any remuneration or benefits not set forth in the Plan or such Option Agreement, or to interfere with or limit either the right of the Company or a Subsidiary to terminate the Optionee's employment at any time or the right of the shareholders of the Company to remove him or her as a member of the Board, with or without cause.

     (d) OPTIONEE DOES NOT HAVE RIGHTS OF SHAREHOLDER. Nothing contained in the Plan or in any Option Agreement shall be construed as entitling any Optionee to any rights of a shareholder as a result of the grant of an Option until such time as Shares are actually issued to such Optionee pursuant to the exercise of an Option.

     (e) SUCCESSORS IN INTEREST. The Plan shall be binding upon the successors and assigns of the Company.

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

     (f) NO LIABILITY UPON DISTRIBUTION OF SHARES. The liability of the Company under the Plan and any distribution of Shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company, Board or Committee in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any Federal, state, or local tax authority and/or any securities regulatory authority.

     (g) TAXES. Appropriate provision shall be made for all taxes required to be withheld and/or paid in connection with the Options or the exercise thereof, and the transfer of Shares pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign. The Company may defer any payments or issuance of Shares until such obligations are satisfied.

     (h) USE OF PROCEEDS. The cash proceeds received by the Company from the issuance of Shares pursuant to the Plan will be used for general corporate purposes, or in such other manner as the Board deems appropriate.

     (i) EXPENSES. The expenses of administering the Plan shall be borne by the Company.

     (j) CAPTIONS. The captions and section numbers appearing in the Plan are included only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

     (k) NUMBER. The use of the singular or plural herein shall not be restrictive as to number and shall be interpreted in all cases as the context may require.

     (l) GENDER. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

     12. DETERMINATION OF FAIR MARKET VALUE. Fair Market Value shall be such amount, determined as of the date which shall be the last day of the month preceding the month in which an event occurs requiring such determination of Fair Market Value (the "Determination Date") as is derived from application of the following formula ("Formula"):

                                    Formula

                    (A x B) - C         =      F
                    -----------
                    D + E

                    (F-G) x H.          =      Total Consideration Payable

as used in the Formula set forth above:

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

     "A" means Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") as determined in accordance with generally accepted accounting principles, for the twelve months ending on the last day of the month preceding the month in which the Determination Date occurs, calculated on a consolidated basis and including the consolidated EBITDA of all members of an affiliated group of entities, including parents and subsidiaries of MedVest or any successor Company succeeding to or controlling the business operations of MedVest's wholly-owned subsidiary, Medex, Inc. and its subsidiaries, the foregoing EBITDA shall exclude extraordinary and/or non-cash gains or losses but shall be increased by net non-cash expenses for contributions to employee benefit or stock ownership plans.

     "B" means the multiplier, which shall be eight (8).

     "C" means the present value of all debt except trade debt, trade payables and intercompany payables and/or intercompany debt of all companies in the affiliated group of entities, including parents and subsidiaries of MedVest or any successor Company succeeding to or controlling the business operations of Medex, Inc. and its Subsidiaries.

     "D" means the actual number of shares of common stock of MedVest or any successor Company of MedVest succeeding to or controlling the business operations of MedVest's subsidiary, Medex, Inc., which are outstanding as at the Determination Date.

     "E" means shares of MedVest or any successor company of MedVest succeeding to or controlling the business operations of Medex, Inc. which are not currently outstanding but identified and reserved for issuance pursuant to stock options or other stock ownership programs including shares into which preferred shares of MedVest or any parent or successor Company of MedVest are convertible.

     "F" means the price payable per Share (including Shares represented by unexercised options).

     "G" means the exercise price per Share of any unexercised options.

     "H" means the number of Shares being redeemed or purchased.

     Notwithstanding the foregoing, in the event of a sale of all or substantially all of the stock or assets of MedVest, or any parent Company succeeding to the business operations of Medex, Inc. and its Subsidiaries within the twenty-four (24) months following exercise of a repurchase option or buyout option by the Company for a price per Share which is greater than the price per Share determined under the Formula set forth above (adjusted as necessary to an equivalent number of shares as are subject to the application of the Formula, the Optionee shall be entitled to and shall receive from the Company such amount as will be equal to the difference, multiplied by the total number of Shares or Options previously redeemed or purchased.

     In   the event MedVest as an entity is a shareholder in a parent or successor Company succeeding to or controlling the business operations of Medex, Inc. and its Subsidiaries the value of MedVest's shareholdings shall be separately determined in accordance with the Formula and the value of each Optionee's shares shall be separately valued.

     13. TERMINATION OF THE PLAN. The Plan shall terminate on April 30, 2012, and thereafter no Options shall be granted under the Plan. All Options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms of the Option Agreements governing such Options and the terms and conditions of the Plan.

     14. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Ohio and any applicable federal law.

     15. INDEMNIFICATION. Each person who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval; or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it in his or, her own behalf. The foregoing right of indemnification is not exclusive and is independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Code of Regulations, by contract, as a matter of law, or otherwise.

     16. CHANGES IN GOVERNING RULES AND REGULATIONS. All references herein to the Code or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.

     IN   WITNESS WHEREOF, MEDVEST HOLDINGS CORPORATION, by its appropriate officers duly authorized, has executed this instrument effective the 1st day of May, 2002.

                                                   MEDVEST HOLDINGS CORPORATION



                                                   By: /s/ Dominick A. Arena
                                                       ---------------------
                                                       Chairman


                                                   And: /s/ Charles J. Jamison
                                                        ----------------------
                                                        Secretary

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